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Exhibit 1.1

EXECUTION COPY

RURAL CELLULAR CORPORATION
and

$300,000,000
9 3/4% Senior Subordinated Notes due 2010

Purchase Agreement

January 11, 2002

DRESDNER KLEINWORT WASSERSTEIN—GRANTCHESTER, INC.,
TD SECURITIES (USA) INC.,
CREDIT SUISSE FIRST BOSTON CORPORATION,
FIRST UNION SECURITIES, INC.
and
BANC OF AMERICA SECURITIES LLC

RURAL CELLULAR CORPORATION

$300,000,000 9 3/4% Senior Subordinated Notes due 2010
PURCHASE AGREEMENT

January 11, 2002

Dresdner Kleinwort Wasserstein—Grantchester, Inc.
TD Securities (USA) Inc.
Credit Suisse First Boston Corporation
First Union Securities, Inc.
Banc of America Securities LLC
c/o Dresdner Kleinwort Wasserstein—Grantchester, Inc.
1301 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

        Rural Cellular Corporation, a Minnesota corporation (the "Company"), proposes to issue and sell to Dresdner Kleinwort Wasserstein—Grantchester, Inc. ("DrKW") and TD Securities (USA) Inc., Credit Suisse First Boston Corporation, First Union Securities, Inc. and Banc of America Securities LLC (and, together with DrKW, the "Initial Purchasers") an aggregate of $300,000,000 in principal amount of its 9 3/4% senior subordinated notes due 2010 (the "Notes"), subject to the terms and conditions set forth herein. The Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Company and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). The Notes and the New Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

        On January 10, 2002, the Company entered into the Consent and Third Amendment to Third Amended and Restated Loan Agreement (the "Bank Credit Agreement Amendment") to its Third Amended and Restated Loan Agreement, dated as of June 29, 2000, as amended, among Rural Cellular, Toronto Dominion (Texas), Inc., as Administrative Agent, TD Securities (USA) Inc., as book runner and lead arranger, First Union National Bank and PNC Bank, as co-syndication agents and the other lenders party to such agreement (the "Credit Facility"). The consummation of the offering of Notes described in the Offering Memorandum, and the sale and purchase of the Notes described herein, is conditioned upon the effectiveness of the Bank Credit Agreement Amendment.

        1.    Offering Memorandum; Legends.    The Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company has prepared a preliminary offering memorandum, dated January 3, 2002 (including the documents incorporated by reference therein on the issuance date of such preliminary offering memorandum, the "Preliminary Offering Memorandum"), and a final offering memorandum, dated January 11, 2002 (in the form first furnished to the Initial Purchasers for use in connection with the offering of the Notes, and including documents incorporated or referenced therein on the issuance date of such offering memorandum, the "Offering Memorandum"), relating to the Notes. In each case, the terms Preliminary Offering Memorandum and Offering Memorandum include all documents incorporated by reference therein.

        Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

    THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER APPLICABLE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) AGREES THAT IT WILL NOT OFFER, SELL, OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO RURAL CELLULAR CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES, WITHIN THE MEANING OF REGULATION S, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT RURAL CELLULAR CORPORATION AND THE NOTES TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER (1) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO RURAL CELLULAR CORPORATION AND THE NOTES TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES," AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S.

        2.    Agreements to Sell and Purchase.    On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the

Company agrees to issue and sell to the Initial Purchasers, and the respective Initial Purchasers agree, severally and not jointly, to purchase from the Company, the principal amounts of Notes set forth opposite the name of such Initial Purchaser on Schedule B hereto at a purchase price (the "Purchase Price") equal to 97.750% of the principal amount thereof. The Company shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

        3.    Terms of Offering.    Each of the Initial Purchasers has advised the Company that it will make offers (the "Exempt Resales") of the Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) to persons permitted to purchase the Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance. Such prices may be changed by any of the Initial Purchasers at any time without notice.

        Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement relating to the Notes (the "Registration Rights Agreement"), to be executed on and dated the Closing Date, substantially in the form of Exhibit A hereto, for so long as any such Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's 9 3/4% new subordinated notes due 2010 (the "New Notes"), identical in all material respects to the Notes (except that the issuance of the New Notes shall have been registered pursuant to such Exchange Offer Registration Statement), to be offered in exchange for the Notes (such offer to exchange being referred to as the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Notes, and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the New Notes, and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

        4.    Delivery and Payment.

          (a)  Delivery of, and payment of the Purchase Price for, the Notes shall be made at such location as may be mutually acceptable to the Company and the Initial Purchasers. Such delivery and payment shall be made at 9:00 a.m. New York City time, on January 16, 2002 or at such other time as shall be agreed upon in writing by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

          (b)  One or more of the Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Notes (collectively, the "Global Notes"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price therefor by wire transfer in federal (same day) funds to an account or accounts designated by the Company or such other manner of payment as may be designated by the Company and agreed to by the Initial Purchasers. The Global Notes shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

        5.    Agreements of the Company.    As of the date hereof, the Company hereby agrees with the Initial Purchasers as follows:

          (a)  To advise the Initial Purchasers promptly (and, if requested by the Initial Purchasers, confirm such advice in writing) of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose, (ii) as soon as is practicable, to notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Notes with any securities exchange or any other regulatory body in the United States or any other jurisdiction and (y) prior to the completion of the distribution of the Notes by the Initial Purchasers as determined by DrKW, any material changes in or affecting the condition, financial or otherwise, the earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined in Section 6(i) hereof) and (iii) the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b)  To furnish the Initial Purchasers and those persons identified by the Initial Purchasers as many copies of the Preliminary Offering Memorandum and Offering Memorandum, including all documents incorporated therein by reference, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c) hereof. Subject to the Initial Purchasers' compliance with their representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

          (c)  At any time prior to the Closing Date and during such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers or market-making activities of the Initial Purchasers with respect to the Notes, not to make any amendment or supplement to the Offering Memorandum (including, without limitation, by incorporating a document by reference) of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

          (d)  If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances existing when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, to prepare promptly upon the Initial Purchasers' reasonable request an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances existing when the Offering Memorandum is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers (except to the extent that any such amendment or supplement objected to is necessary, in the judgment of counsel to the Company, to make the statements made in the Offering Memorandum, in the light of the circumstances under which they were made, not misleading). Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

          (e)  Prior to the sale of all Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales in any jurisdiction in which it is not now so subject.

          (f)    So long as the Notes are outstanding, to furnish to the Holders of the Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the certified independent accountants of the Company and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations, and, whether or not required by the rules and regulations of the Commission, to file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, (x) at all times that the Commission does not accept the filings provided for in the preceding sentence or (y) such filings provided for in the preceding sentence do not contain all of the information required to be delivered pursuant to Rule 144A(d)(4), the Company shall make available to any holder of Notes, to securities analysts and to prospective purchasers of such Notes, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

          (g)  So long as the Notes are outstanding, to furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Company to its security holders or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its Subsidiaries as the Initial Purchasers may reasonably request.

          (h)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and accountants of the Company in connection with the sale and delivery of the Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees or expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the sale and delivery of the Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Notes, (iv) all expenses in connection with the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Notes, (vi) all expenses and fees in connection with the application for trading of the Notes in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market, a subsidiary of the Nasdaq Stock Market, (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC, Clearstream and Euroclear, as the case may be), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and (xi) and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

          (i)    To use its best efforts to effect the inclusion of the Notes in PORTAL and to maintain the eligibility for trading of the Notes on PORTAL for so long as the Notes are outstanding.

          (j)    To obtain the approvals of DTC for the clearance and settlement, and "book-entry" transfer, of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company to DTC, relating to the approval of the Notes by DTC for "book-entry" transfer.

          (k)  During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company substantially similar to the Notes without the prior written consent of the Initial Purchasers.

          (l)    Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Notes under the Act.

          (m)  Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

          (n)  To cause the Exchange Offer to be made pursuant to the Act on the appropriate form to permit the New Notes to be offered in exchange for the Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

          (o)  To comply with all of its agreements set forth in the Registration Rights Agreement.

          (p)  To do and perform all things required or necessary to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy or obtain the waiver of all conditions precedent to the delivery of the Notes.

          (q)  Not to use any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer and sale of the Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (r)  To apply the net proceeds from the sale of the Notes in accordance with the description set forth in the Offering Memorandum under the caption "Use of Proceeds."

          (s)  Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared in the ordinary course of business by the Company, copies of any unaudited interim financial statements or reports for any period subsequent to the periods covered by the financial statements appearing or incorporated by reference in the Offering Memorandum.

          (t)    Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes. Except as permitted by the Act, the Company will not distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum or any documents incorporated by reference therein, (ii) offering memorandum, including, without limitation, the Offering Memorandum or any documents incorporated by reference therein, or (iii) other offering material in connection with the offering and sale of the Notes.

          (u)  For a period of 90 days after the date of the Offering Memorandum, the Company will not, without the prior written consent of DrKW, directly or indirectly, issue, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other securities that are substantially similar to the Notes, or securities that are exchangeable for or convertible into the Notes, other than the Notes referred to in the Registration Rights Agreement.

        6.    Representations, Warranties and Agreements of the Company.    As of the date hereof and as of the Closing Date, the Company represents and warrants to, and agrees with, each of the Initial Purchasers as set forth below.

          (a)  The Company and its affiliates (as defined in Rule 501(b) under the Act) have not, directly or indirectly through any agent (provided that no representation is made as to the Initial Purchasers, their affiliates or any person acting on their behalf), solicited any offer to buy, sold or offered to sell (or otherwise negotiated in respect of), and, without the consent of the Initial Purchasers, will not, directly or indirectly, solicit any offer to buy, sell or offer to sell (or otherwise negotiate in respect of), in the United States or to any United States citizen or resident, any security (as defined in the Act) (i) which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the Act or (ii) in a manner that would require the registration of the Notes under the Act.

          (b)  (i) As of their respective dates and as of the Closing Date, (A) none of the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) all reasonable inquiries have been made to ascertain such facts and to verify the accuracy of all such information and statements and (C) any opinions and intentions expressed in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto with respect to the Company and its Subsidiaries are honestly held and are based on reasonable assumptions; except that this representation and warranty does not apply to untrue statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchasers through DrKW expressly for use in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued. The documents incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, as amended to the date hereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any further documents so filed and incorporated by reference in the Preliminary Offering Memorandum and Offering Memorandum or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and will conform in all material respects to the requirements of the Exchange Act.

            (ii)  There are no contracts or documents of a character that would be required to be described in the Offering Memorandum, if it were a prospectus filed as part of a registration statement on Form S-1 under the Act, that are not described as would be so required. All such contracts which are so described in the Offering Memorandum to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or its Subsidiaries, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against the Company or such subsidiary in accordance with the terms thereof except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (iii)  No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, securityholders, customers or suppliers of the Company or any of its Subsidiaries, on the other hand, that is of a character that would be required to be described in the Offering Memorandum if it were a prospectus filed as part of a registration statement on Form S-1 under the Act, that is not described as would be so required.

            (iv)  The statistical and market-related data included in the Offering Memorandum are based on or derived from sources which the Company believes to be reliable and accurate in all material respects or represents the Company's good faith estimates that are made on the basis of data derived from such sources.

          (c)  There are no debt securities or preferred stock of the Company registered under the Exchange Act or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system. The Company has been advised by the National Association of Securities

  Dealers, Inc. (the "NASD") PORTAL Market that the Notes have been designated PORTAL eligible securities in accordance with the rules and regulations of the NASD.

          (d)  Arthur Andersen LLP, which is reporting upon the audited financial statements and related notes of the Company included and incorporated by reference into the Offering Memorandum, is an independent public accountant with respect to the Company and its Subsidiaries in accordance with the provisions of the Act and the rules and regulations of the Commission thereunder.

          (e)  The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Other than as disclosed in the Offering Memorandum, the Company and its Subsidiaries have not made, and, to the knowledge of the Company, no employee or agent of the Company or any of its Subsidiaries has made, any payment of the Company's funds or its Subsidiaries' funds or received or retained any funds in violation of any applicable law, regulation or rule or that would be required to be disclosed in the Offering Memorandum if it were a prospectus filed as part of a registration statement on Form S-1 under the Act. Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (f)    The financial statements included or incorporated by reference in the Offering Memorandum, together with the related notes, present fairly (i) the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and (ii) the results of operations and cash flows of the Company and its consolidated Subsidiaries, in each case for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States, applied on a consistent basis throughout the periods involved, subject, in the case of unaudited financial statements, to normal year-end adjustments which shall not be materially adverse to the business, results of operations, financial condition or properties of the Company and its consolidated Subsidiaries, taken as a whole. The selected financial data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included, or incorporated by reference, in the Offering Memorandum.

          (g)  Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein or contemplated thereby, there has not been (i) any effect or group of related or unrelated effects (each such effect or group of related or unrelated effects, a "Material Adverse Effect") that (A) would be reasonably expected, individually or in the aggregate, to result in a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (B) would materially interfere with or adversely affect (x) the issuance or marketability of the Notes or (y) the performance by the Company and each of its Subsidiaries of its respective agreements and obligations under this Agreement, the other Operative Documents to which it is a party and the Bank Credit Agreement Amendment, or the consummation of the transactions contemplated hereby or thereby or (C) in any manner draw into question the validity of this Agreement, any other Operative Document, the Bank Credit Agreement Amendment, or the transactions described in the Offering Memorandum under the caption "Use of Proceeds," whether or not occurring in the ordinary course of business, (ii) any transaction entered into by the Company or any of its Subsidiaries other than in the ordinary course of business or (iii) any dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of their respective membership interests, partnership interests or capital stock, as the case may be, other than dividends, declared on December 6, 2001 and payable on February 15, 2002, (1) on the Company's 11.375% Senior Exchangeable Preferred Stock (the "Senior Preferred Stock"), payable in the form of 6,142.66969 shares of Senior Preferred Stock and (2) on the Company's 12.25% Junior Exchangeable Preferred Stock (the "Junior Preferred Stock"), payable in the form of 5,295.093 shares of Junior Preferred Stock,.

          (h)  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority under such laws to (i) own, lease and operate its properties and conduct its business as described in the Offering Memorandum and (ii) enter into and perform its obligations under the Operative Documents and the Bank Credit Agreement Amendment. The Company is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect.

          (i)    Schedule A attached hereto sets forth (1) each of the Company's subsidiaries (the "Subsidiaries") and the ownership thereof by the Company and (2) all of the equity interests owned by the Company in Persons (as defined below) other than the Subsidiaries. Except as set forth on Schedule A, neither the Company nor any Subsidiary owns any interest or security of any other Person (as defined below). Each of such Subsidiaries has been duly organized or formed, as the case may be, and is validly existing and in good standing as a corporation or limited liability company, as the case may be, under the laws of the jurisdiction of its organization or formation, as the case may be, and each such entity has all requisite corporate or limited liability company power and authority, as the case may be, under such laws to own, lease and operate its properties and conduct its business as now conducted and, if applicable, as described in the Offering Memorandum. Each of such Subsidiaries is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect. The term "Person" means a corporation, a limited liability company, a partnership, an unincorporated association, a joint venture, a government or governmental agency or another entity.

          (j)    (i) The actual capitalization of the Company at September 30, 2001, is as set forth in the Offering Memorandum under the caption "Capitalization" in the "Actual" column. All of the outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any of its articles of incorporation, bylaws or other organizational documents), and was issued free and clear of all interests, mortgages, deeds of trust, pledges, liens, encumbrances or claims (collectively, "Encumbrances"), including restrictions on transferability or voting of such capital stock, except as set forth in the Offering Memorandum.

            (ii)  Except for Encumbrances existing under the Credit Facility and as set forth on Schedule A, all of the outstanding equity interests listed on Schedule A are owned by the Company, free and clear of any Encumbrances, including restrictions on transferability or voting thereof, has been duly authorized and validly issued, is fully paid and nonassessable and was not issued to or acquired by the Company in violation of any preemptive or similar rights of any holder of any interest in such Subsidiaries (whether provided contractually or pursuant to any of its articles of incorporation, bylaws or other organizational documents), except as set forth in the Offering Memorandum.

            (iii)  All offers and sales by the Company of the Company's securities which have taken place within the past three years were at all relevant times exempt from the registration requirements of the Act or duly registered under the Act and were duly registered or the subject of an available exemption from the requirements of applicable state securities laws.

          (k)  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as (i) enforcement hereof may be limited by bankruptcy, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement hereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or in law) and (ii) the enforceability of any right to indemnification provided herein violates the public policy of any law, rule or regulation.

          (l)    The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and the other parties thereto in accordance with the terms thereof, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the description given to it in the Offering Memorandum.

          (m)  The issuance, execution and delivery of the Notes and the New Notes have been duly authorized by the Company and, at the Closing Date, the Notes will have been duly issued, executed and delivered by the Company. When executed, authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided for in this Agreement, the Notes (i) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) will be in the form contemplated by, and entitled to the benefits of, the Indenture. The New Notes, when executed, authenticated, issued and delivered in accordance with the Exchange Offer, (i) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Notes and the New Notes conform in all material respects to the description given to them in the Offering Memorandum.

          (n)  The Registration Rights Agreement has been duly authorized by the Company, and, when executed and delivered by the Company and the other parties thereto in accordance with the terms thereof, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except (i) as enforcement thereof may be limited by bankruptcy, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) the enforceability of any right to indemnification provided therein violates the public policy of any law, rule or regulation. The Registration Rights Agreement conforms in all material respects to the description given to it in the Offering Memorandum.

          (o)  Neither the Company nor any of its Subsidiaries is in violation of its respective organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of them is a party or by which any of them may be bound, including, without limitation, the Bank Credit Agreement Amendment and the Credit Facility, as amended thereby, or to which any of the property or assets of any of them is subject (collectively, "Agreements and Instruments"), except for such violations or defaults that would not result in a Material Adverse Effect; and (i) the execution, delivery and performance of this Agreement, the Notes, the New Notes, the Registration Rights Agreement, the Indenture and the Bank Credit Agreement Amendment by the Company, and the consummation by the Company of the transactions contemplated herein and therein (including the issuance and sale by the Company of the Notes in accordance with the offering and sale restrictions contained in this Agreement and the Offering Memorandum and the use of the proceeds from the sale of the Notes as described in the Offering Memorandum under the caption "Use of Proceeds"), and (ii) compliance by the Company with its obligations hereunder and under the Notes, the Indenture, and such other agreements to which it is or will be a party in connection with the transactions contemplated by this Agreement (including, without limitation, the Registration Rights Agreement, the New Notes and the Bank Credit Agreement Amendment), as applicable, will not (1) whether with or without the giving of notice or the passage of time or both, constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Encumbrance upon any property or assets of any such entity or any of its subsidiaries pursuant to, the Agreements and Instruments, or (2) result in any violation of (x) the provisions of the respective organizational documents of the Company or any of its Subsidiaries or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations (except for such violations under this clause (y) that would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any such entity or any of its Subsidiaries.

          (p)  No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened that, if such dispute were to occur, in either case may reasonably be expected to result in a Material Adverse Effect, and the Company has no actual knowledge of any existing or imminent labor disturbance by the employees of the Company's or its Subsidiaries' principal suppliers, contractors or customers that could be expected to result in a Material Adverse Effect.

          (q)  Except as set forth in the Offering Memorandum, there is no action, complaint, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency (including, without limitation, the Federal Communications Commission (the "FCC") or body, domestic or foreign, now pending or outstanding, or, to the knowledge of the Company, threatened, to which the Company or any of its Subsidiaries is a party and/or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the validity or enforceability of any material provision of any Operative Document or the Bank Credit Agreement Amendment, or the rights and remedies of the Initial Purchasers, the Trustee or the holders of the Notes thereunder. The aggregate of all pending legal or governmental proceedings that are not described in the Offering Memorandum to which the Company or any of its Subsidiaries is a party, including ordinary routine litigation incidental to the business of the Company or any of its Subsidiaries, could not reasonably be expected to have a Material Adverse Effect.

          (r)  The Company and its Subsidiaries own or possess, or can acquire on reasonable terms (or have the rights to sue at law or in equity for any infringement of), adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now carried on by them, except where the failure to own, possess or hold such rights to acquire or use would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (s)  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (including, without limitation, the FCC or quasi-governmental agency (other than (i) under the Act and the rules and regulations thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder and the securities or "Blue Sky" laws of any jurisdiction and (ii) those that have been obtained and are in full force and effect)) is necessary or required on behalf of the Company for the issuance, sale and delivery of the Notes, or for the execution, delivery or performance by the Company of any Operative Document or the Bank Credit Agreement Amendment, or for the consummation by the Company of the transactions contemplated in such documents.

          (t)    The Company and its Subsidiaries possess, and, upon consummation of the transactions contemplated under this Agreement, will possess, such permits, licenses, approvals, consents and other authorizations (collectively, "Authorizations") of the appropriate federal, state, local or foreign regulatory and quasi-regulatory agencies or bodies (including, without limitation, the FCC) necessary to conduct any business now conducted by them and as contemplated to be conducted by them upon consummation of the transactions contemplated under this Agreement or as disclosed in the Offering Memorandum, except where the failure to possess such Authorizations would not, singly or in the aggregate, have a Material Adverse Effect; and such Authorizations contain no materially burdensome conditions or restrictions not customarily imposed by the FCC on telecommunications operators operating under the same types of licenses as the Company and its Subsidiaries. The Company and its Subsidiaries are, and upon consummation of the transactions contemplated under this Agreement will be, in substantial compliance with the terms and conditions of all such Authorizations, except where the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect. All of the Authorizations are, and upon consummation of the transactions contemplated under this Agreement will be, valid and in full force and effect, except when the invalidity of such Authorizations or the failure of such Authorizations to be in full force and effect would not have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Authorizations or which in any manner otherwise affects or questions the validity or effectiveness thereof, and which, singly or in the aggregate, if resulting in an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any reason to believe that any of the Authorizations will not be renewed in the ordinary course upon its expiration. No event has occurred which permits or requests (nor has an event occurred which with notice or lapse of time or both would permit or engender a request for) the revocation, transfer, assignment, invalidation, termination or limitation on the present scope of such Authorizations or the imposition of any material adverse restriction or condition thereon or which might result in any other material impairment of the rights of the Company or any of its Subsidiaries thereunder. The Company and its Subsidiaries are in compliance with the Communications Act of 1934, as amended, including by the Telecommunications Act of 1996, all orders, rules, regulations and policies of the FCC and all other statutes and regulations relating to or affecting the telecommunications operations of the Company and its Subsidiaries, except for such noncompliance as would not have a Material Adverse Effect. To the Company's knowledge, except as set forth in the Offering Memorandum, the Company has filed with the FCC or other designated entities (including, but not limited to, National Exchange Carrier Association (the "NECA") and the Federal Aviation Administration (the "FAA") all applications, statements, reports, tariffs, information, forms or any other document required under the Communications Act, except where the failure to so file would not have a material adverse effect on the Company's ability to provide its services as described in the Offering Memorandum and, to the Company's knowledge, no deficiencies have been asserted by the FCC with respect to such filings or submissions which have not been the subject of corrective filings with the FCC on the Company's behalf, except where the deficiency is of such a nature that failure to cure any such deficiency would not have a material adverse effect on the Company's ability to provide its services as described in the Offering Memorandum.

          (u)  The Company and its Subsidiaries have title in fee simple to, or a valid leasehold interest in, all their real property and good title to, or a valid leasehold interest in, all of their other properties and assets, free and clear of all Encumbrances, except such as (i) are described in the Offering Memorandum or (ii) do not, singly or in the aggregate, have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

          (v)  The Company and its Subsidiaries have filed any federal, state, local and foreign income and other material tax returns that are required to be filed by such entities or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such taxes, assessments, fines or penalties that are being contested in good faith and by appropriate proceedings; and adequate charges, accruals or reserves have been provided for in the financial statements referred to in Section 6(d) above in respect of any federal, state, local and foreign income and other material taxes for all periods as to which the tax liability of the Company or its Subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

          (w)  Except as described in the Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance or code, or rule of common law or any judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent, decree or judgment, regulating, or imposing liability concerning, pollution, the protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with such requirements, (iii) there are no administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to Environmental Laws pending or threatened against the Company or any of its Subsidiaries and (iv) the Company has no

  knowledge of any events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (x)  Except as described in the Offering Memorandum, and except for certain registration rights granted to the holders of the Company's (i) Class M Redeemable Voting Convertible Preferred Stock pursuant to a Registration Agreement dated April 3, 2000 and (ii) Class T Convertible Preferred Stock pursuant to a Registration Rights Agreement dated March 31, 2000, there are no persons with registration rights or other similar rights to have any securities registered by the Company or any of its Subsidiaries under the Act.

          (y)  At the date of this Agreement, the Company is, and immediately after the Closing Date, the Company will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company, on a particular date, that on such date (i) the fair value of the assets of the Company, on a consolidated basis with its Subsidiaries, is greater than the total amount of liabilities (including contingent liabilities) of the Company, on a consolidated basis with its Subsidiaries, (ii) the present fair salable value of the assets of the Company, on a consolidated basis with its Subsidiaries, is greater than the amount that will be required to pay the probable liabilities of the Company, on a consolidated basis with its Subsidiaries, on its debts as they become absolute and matured, (iii) the Company, on a consolidated basis with its Subsidiaries, is able to pay its debts and other liabilities, including contingent obligations, as they mature and (iv) the Company, on a consolidated basis with its Subsidiaries, is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which it has an unreasonably small capital.

          (z)  As of the date of this Agreement, the Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds as described in the Offering Memorandum, the Company will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (aa) The Notes are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

          (bb) Neither the Company nor any person acting on its behalf through any agent (provided that no representation is made as to the Initial Purchasers, their affiliates or any person acting on their behalf) (i) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Act) in connection with the offering of the Notes in the United States or (ii) solicited offers for, or offered or sold, such Notes by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (cc) Assuming (i) that the representations and warranties of the Initial Purchasers set forth in Section 7 hereof are true and (ii) the compliance by the Initial Purchasers with the covenants and agreements set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers under, or in connection with the initial resale of such Notes by the Initial Purchasers in accordance with, this Agreement to register the Notes under the Act or to qualify any indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

          (dd) With respect to those Notes sold in reliance on Regulation S, (i) none of the Company, any of its affiliates or any person acting on its or their behalf (other than the Initial Purchasers, their affiliates and any person acting on their behalf, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) in the

  United States, (ii) the Company, its affiliates and any person acting on its or their behalf (other than the Initial Purchasers, their affiliates and any person acting on their behalf, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S and (iii) the Offering Memorandum will contain the disclosure required by Rule 902(g) of the Act.

          (ee) Each of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, any document incorporated by reference therein) as of its date, contains all of the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

          (ff)  The Company has not, and will not, offer or sell the Notes as part of a plan or scheme to evade the registration provisions of the Act.

          (gg) The Company has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or (ii) (x) sold (except pursuant to this Agreement), bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Notes or (y) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (hh) The Company is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (ii)  The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and is customary for companies engaged in similar businesses in similar industries.

          (jj)  Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

          (kk) The issuance, execution and delivery of the Bank Credit Agreement Amendment has been duly authorized by the Company. On the Closing Date, the Bank Credit Agreement Amendment will be duly executed and delivered by the Company and the Credit Facility (as amended by the Bank Credit Agreement Amendment) will constitute the valid and binding obligation of the Company and the parties thereto, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        7.    Initial Purchasers' Representations and Warranties.    Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Company, and agrees that:

          (a)  Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Notes.

          (b)  Such Initial Purchaser (i) is not acquiring the Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

          (c)  Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (d)  Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Notes only to, and will solicit offers to buy the Notes only from Eligible Purchasers. As set forth in the Preliminary Offering Memorandum and the Offering Memorandum, each Eligible Purchaser will be deemed to have agreed that (x) the Notes purchased by it may be resold, pledged or otherwise transferred prior to the expiration of the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Notes, only (i) to the Company or any of its Subsidiaries, (ii) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (iii) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (iv) in a transaction meeting the requirements of Rule 144 under the Act, (v) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (vi) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

          (e)  Neither such Initial Purchaser nor any of its affiliates nor any person acting on behalf of such Initial Purchaser or any of its affiliates has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Notes.

          (f)    The Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

          (g)  The sale of the Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (h)  Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Notes in the United States or to, or for the benefit or account of, a "U.S. Person," other than a "Distributor," (in each case, as defined in Rule 902 under the Act) (i) as part of its distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day distribution compliance period, it will not cause any advertisement with respect to the Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and it will not issue any circular relating to the Notes, except such advertisements as are permitted by and include the statements required by Regulation S.

          (i)    Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day distribution compliance period referred to in Rule 903(b)(2)(iii) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

    "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

          (j)    Such Initial Purchaser acknowledges that the Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in Rule 903(b)(2)(iii) of the Act and only upon certification of beneficial ownership of such Notes by non-U.S. persons or U.S. persons who purchased such Notes in transactions that were exempt from the registration requirements of the Act.

          (k)  Such Initial Purchaser represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Notes will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain, Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

          (l)    Such Initial Purchaser agrees that it will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Such Initial Purchaser agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes, except in any such case with DrKW's express written consent and then only at its own risk and expense.

        The Initial Purchasers acknowledge that the Company and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

        8.    Indemnification.

          (a)  The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors, its officers, its affiliates and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Notes pursuant to Section 5(b) hereof or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

          (b)  Each of the Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless the Company, and its respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser but only with reference to information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum. Notwithstanding the foregoing, each of the Initial Purchasers shall not be required to make any payments under this Section 8(b) in excess of the amount by which the total discounts or commissions received by such Initial Purchaser exceeds the amount of any damage which such Initial Purchaser has otherwise been required to pay by reason of each untrue or alleged untrue statement or omission or alleged omission.

          (c)  In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or to employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DrKW, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d)  To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient to hold it harmless in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each of the Initial Purchasers, severally and not jointly, on the other hand, from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and each of the Initial Purchasers, severally and not jointly, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each of the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (after discounts and commissions, but before deducting expenses) received by the Company and the total discounts and commissions received by each of the Initial Purchasers bear to the total price to investors of the Notes, in each case as set forth in the Offering Memorandum. The relative fault of the Company, on the one hand, and each of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or any Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, on the one hand, and each of the Initial Purchasers, severally and not jointly, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, each of the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The indemnification and contribution obligations of the Initial Purchasers under the provisions of this Section 8 shall be several and not joint.

        9.    Conditions of Initial Purchasers' Obligations.    The obligations of the Initial Purchasers to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions:

          (a)  All the representations and warranties of the Company contained in this Agreement, the Bank Credit Agreement Amendment and the Operative Documents, and all the representations and warranties, if any, of the Company contained in the other documents or any instrument, document or agreement related thereto shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b)  On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall notice have been given of any potential or intended change, in the outlook for any rating of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

          (c)  Since the dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its Subsidiaries from that set forth in the Offering Memorandum, (ii) other than dividends, declared on December 6, 2001 and payable on February 15, 2002, (A) on the Senior Preferred Stock, payable in the form of 6,142.66969 shares of Senior Preferred Stock and (B) on the Junior Preferred Stock, payable in the form of 5,295.093 shares of Junior Preferred Stock, no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its Subsidiaries on any class of its capital stock and (iii) none of the Company or any of its Subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to each of the Company and its Subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

          (d)  The Initial Purchasers shall have received on the Closing Date a certificate dated the Closing Date, signed by the President and the Chief Financial Officer of the Company, confirming the matters set forth in Sections 9(a), 9(b) and 9(c) and stating that the Company has complied with all agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

          (e)  The Initial Purchasers shall have received on the Closing Date opinions (satisfactory to the Initial Purchasers and counsel to the Initial Purchasers), dated the Closing date, of:

            (i)    Moss & Barnett, A Professional Association, counsel for the Company, and Elizabeth L. Kohler, Esq., in-house counsel to the Company, each substantially in the form of and to the effect set forth in Exhibits B-1 and B-5, respectively, and to such further effect as counsel to the Initial Purchasers may reasonably request;

            (ii)  Lukas, Nace, Guttierrez & Sachs, Chartered, special regulatory counsel for the Company, substantially in the form of and to the effect of the regulatory matters set forth in Exhibit B-2 and to such further effect as counsel to the Initial Purchasers may reasonably request;

            (iii)  Moss & Barnett, A Professional Association, Minnesota regulatory counsel for the Company, substantially in the form of and to the effect of the regulatory matters set forth in Exhibit B-3 and to such further effect as counsel to the Initial Purchasers may reasonably request; and

            (iv)  Curtis, Thaxter, Stevens, Broder & Micoleau LLC, special Maine regulatory counsel for the Company, substantially in the form of and to the effect of the regulatory matters set forth in Exhibit B-4 and to such further effect as counsel to the Initial Purchasers may reasonably request.

        The opinions of the Company's counsel described in Section 9(e) above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

          (f)    The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

          (g)  The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Arthur Andersen LLP, independent public accountants for the Company, in each case, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum and/or incorporated therein by reference.

          (h)  The Notes shall have been approved for trading on, and duly listed in, PORTAL.

          (i)    The Initial Purchasers shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company and the Trustee.

          (j)    The Company shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

          (k)  The Company shall have executed this Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

          (l)    Paul, Weiss, Rifkind, Wharton & Garrison shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (m)  Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

          (n)  The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

          (o)  The Bank Credit Agreement Amendment (in the form delivered to the Initial Purchasers prior to the execution of this Agreement) shall have been duly authorized, executed and delivered and shall be in full force and effect and satisfactory evidence of the effectiveness of all provisions of the Bank Credit Agreement Amendment shall have been provided to the Initial Purchasers. The Initial Purchasers shall have received an executed copy thereof. There shall exist as of the Closing Date (after giving effect to the transactions contemplated by this Agreement) no conditions that would constitute a default or event of default (or an event that with notice or lapse of time, or both, would constitute a default or event of default) under the Credit Facility (as amended by Bank Credit Agreement Amendment) and the 9 5/8% Senior Subordinated Notes due 2008 of the Company.

        10.    Effectiveness of Agreement and Termination.    This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

        This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq Stock Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq Stock Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Initial Purchasers' opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities, (vi) a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream Banking S.A. or the Euroclear System in Europe or (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Initial Purchasers' opinion has a material adverse effect on the financial markets in the United States.

        If on the Closing Date any of the Initial Purchasers shall fail or refuse to purchase the Notes which it has or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as the Initial Purchasers may specify, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided, that in no event shall the aggregate principal amount of the Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Notes and the aggregate principal amount of the Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

        11.    Miscellaneous.    Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company: Rural Cellular Corporation, 3905 Dakota Street S.W., Alexandria, Minnesota 56308, Attention: President, with copies to Moss & Barnett, 4800 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, Attention: Deanne M. Greco, Esq., and (ii) if to the Initial Purchasers, Dresdner Kleinwort Wasserstein—Grantchester, Inc., 1301 Avenue of the Americas—36th Floor, New York, New York 10019, Attention: Christopher Sullivan, with copies to John C. Kennedy, Esq., Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, or in any case to such other address as the person to be notified may have requested in writing.

        The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Company, the officers or directors of the Company, or any person controlling the Company, (ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.

        If this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which they have agreed to pay pursuant to Section 5(h) hereof. The Company also agrees to reimburse each Initial Purchaser and its officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under this Section 11).

        Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Initial Purchasers merely because of such purchase.

        This Agreement shall be governed and construed in accordance with the internal laws of the State of New York.

        This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

*    *    *    *

        Please confirm that the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers as of the date first above written.

Very truly yours,
RURAL CELLULAR CORPORATION
By:	/s/ WESLEY E. SCHULTZ

Executive Vice President and Chief Financial Officer

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

Very truly yours,
DRESDNER KLEINWORT WASSERSTEIN—GRANTCHESTER, INC.
By:	/s/ JAMES C. KINGSBERY

Chief Operations Officer

Schedule A

1.
Subsidiaries (unless otherwise indicated, (i) all entities are 100% owned, directly or indirectly by the Company; (ii) all entities are organized under Minnesota law; and (iii) all equity interests in such entities are pledged pursuant to the Credit Facility):

 RCC Paging, Inc.
MRCC, Inc. (Maine)
RCC Atlantic, Inc.
RCC Atlantic Long Distance, Inc.
RCC Holdings, Inc.
RCC Minnesota, Inc.
RCC Network, Inc.
TLA Spectrum, LLC
RGI Group, Inc.
Western Maine Cellular, Inc. (Maine)
RCC Transport, Inc.
SRTT, Inc. (Maine)
Saco River Telecommunications, Inc. (Maine)
Saco River Communications Corporation (Maine)
Communications Design, Inc. (Maine)
Saco River Cellular, Inc. (Maine)
SRCL Holding Company, Inc. (Maine)
BMCT Equipment Company, L.L.C. (Delaware)
Ferry Equipment Company, L.L.C. (Delaware)
New Hampshire Wireless, A Limited Liability Company (Maine)
Wireless Alliance, LLC (70% owned by the Company; none of the equity interests in Wireless Alliance are pledged under the Credit Facility; and a member control agreement grants each member the right to buy-out the other member under specified circumstances)

2.
Other equity interests:

  Cellular 2000, Inc.—50% (transfer of this interest is restricted by the terms of buy-sell and license agreements among the entity's stockholders)

  GiantBear.com, Inc.—375,000 shares of preferred stock

  Rural Telephone Bank—1,391 shares of Class C stock held by SRTT, Inc.

  CoBank, ACB—shares of stock or participation interests resulting from equity contributions required from borrowers and patronage dividends (RCC and SRTT, Inc. are borrowers). These shares are subject to certain limitations on transfer, including requirements that any transferee be a qualified holder under the rules governing the bank.

Schedule B

Initial Purchaser	Principal Amount of Notes
Dresdner Kleinwort Wasserstein—Grantchester, Inc.	$150,000,000
TD Securities (USA) Inc. Inc.	$60,000,000
Credit Suisse First Boston Corporation	$45,000,000
First Union Securities, Inc.	$30,000,000
Banc of America Securities LLC	$15,000,000

Total	$300,000,000

Exhibit A

FORM OF REGISTRATION RIGHTS AGREEMENT
(Included as Exhibit 4.1(b) to Registration Statement on Form S-4, filed April 16, 2002)

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EXECUTION COPY
Schedule A
Schedule B